Filed Pursuant to Rule 424(b)(5)
Registration No. 333-292427
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 9, 2026)
11,428,572 Shares

Common Stock
We are offering 11,428,572 shares (the “shares”) of our common stock, par value $0.0001 per share (the “Common Stock”). The offering price for each share is $3.50. The shares are being sold on a “reasonable best efforts” basis. See “Plan of Distribution”.
Our Common Stock is listed on the Nasdaq Global Market (“NASDAQ”) under the symbol “INV.” On January 9, 2026, the last reported sales price of our Common Stock was $4.18 per share.

	Per share	Total
Offering price	$3.500	$40,000,002.00
Placement agent fees(1)	$0.245	$2,800,000.14
Proceeds, before expenses, to us	$3.255	$37,200,001.86

(1)
We have agreed to pay the Placement Agent (as defined below) a cash placement commission equal to 7.0% of the aggregate proceeds from the sale of the shares sold in this offering to the investors. The Company has also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” for additional disclosure regarding the Placement Agent’s compensation.

We have engaged Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”) to act as our exclusive Placement Agent in connection with this offering. The Placement Agent does not have any obligation to sell any specific number or dollar amount of the securities being offered hereby, nor are we requiring any minimum purchase or sale of any specific number of securities in order for us to consummate this offering and there are no arrangements to place the funds in an escrow, trust, or similar account. The Placement Agent is not purchasing or selling any of the securities we are offering. We have agreed to pay the Placement Agent the commissions set forth in the table above. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding these arrangements.
We are an “emerging growth company” as defined under the U.S. federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements.
Investing in our Common Stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus and on page 6 of the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The shares are expected to be delivered on or about January 14, 2026, subject to satisfaction of customary closing conditions.

Sole Placement Agent
Titan Partners
The date of this prospectus supplement is January 12, 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On December 23, 2025, we filed with the SEC a registration statement on Form S-3. The registration statement was declared effective on January 9, 2026.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering. The second part is the accompanying prospectus, dated January 9, 2026, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus or any document incorporated by reference into it or into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. This prospectus supplement contains information about the shares offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in any of the shares offered under this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus or any free writing prospectus that we may provide. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. No dealer, salesperson or any other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus that we may provide. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we may provide or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not, and the Placement Agent is not, making offers to sell the shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
We are offering to sell shares of our Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Documents incorporated by reference herein include information and statistics regarding our industry and other information. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data. Any such data and other information is subject to change based on various factors, including those described in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, which is incorporated herein by reference.
On October 2, 2024 (the “Closing Date” or “Closing”), Learn CW Investment Corporation, a Cayman Islands exempted company (both prior to and after the Closing Date, “Learn CW”) and Innventure LLC, a Delaware limited liability company (“Innventure LLC”), consummated the previously announced business combination (“Business Combination”) with Learn SPAC HoldCo, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Learn CW (“Holdco”), LCW Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Holdco (“LCW Merger Sub”), and Innventure Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Holdco (“Innventure Merger Sub”). Following the Closing, each of Learn CW and Innventure LLC are subsidiaries of Holdco, and Holdco became a publicly traded company. At the Closing, Holdco changed its name to “Innventure, Inc.” Innventure, Inc.’s Common Stock is listed on the Nasdaq Global Market under the symbol “INV”.
S-ii

Unless the context indicates otherwise, references in this prospectus supplement to the “Company,” “Innventure,” “we,” “us,” “our” and similar terms refer to Innventure, Inc. (f/k/a Learn SPAC HoldCo, Inc.) and its consolidated subsidiaries.
This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.
S-iii

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933 (the “Securities Act”), and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus supplement and the accompanying prospectus are a part or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is www.sec.gov.
We make available, free of charge, on our website at www.innventure.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site, other than documents we file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
S-iv

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, except for information that we file later with the SEC superseded by information contained in this prospectus supplement and the accompanying prospectus itself or in any subsequently filed incorporated document. Any statement contained in any document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
We incorporate by reference the documents listed below and any future documents that we subsequently file with the SEC (excluding any portions of such documents that are furnished and not filed with the SEC) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the offering of the securities is terminated:
•	our Annual Report on Form 10-K for the year ended December 31, 2024;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025;
•
our Current Reports on Form 8-K filed with the SEC on January 14, 2025, March 25, 2025, March 26, 2025, October 6, 2025, November 12, 2025, November 18, 2025 (Item 8.01 and related exhibits only), December 4, 2025, and January 12, 2026 (two reports); and

•
the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, as amended by any subsequent amendments and reports filed for the purpose of updating that description.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement or the accompanying prospectus but not delivered with this prospectus or the accompanying prospectus, (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:
Innventure, Inc.
6900 Tavistock Lakes Boulevard, Suite 400
Orlando, Florida 32827
(321) 209-6787
S-v

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are all statements other than those of historical fact, including statements about the Company’s business model, the financial condition, results of operations, earnings outlook and its Operating Companies’ (as defined below) prospects. Forward-looking statements may include, but are not limited to, statements regarding the Offering, including the type of securities that may be issued in the Offering, the size, pricing or other terms of the Offering and the plan of distribution for the Offering; the intended use of the net proceeds of the Offering; the estimated expenses of this Offering; the plan of distribution for this Offering; and the anticipated effect of this Offering on the performance of the Company. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “will,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this prospectus. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The risks and uncertainties include, but are not limited to, those factors discussed and identified in other public filings made with the SEC by the Company and the following:
•	our ability to consummate the Offering;
•	our ability to use the net proceeds of the Offering in a manner that will increase the value of stockholders’ investment;
•
expectations regarding Innventure’s and the Innventure Companies’ (as defined below) ability to execute on strategies and achieve future financial performance, including their respective future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Innventure’s ability to invest in growth initiatives;

•	the implementation, market acceptance and success of Innventure’s and the Innventure Companies’ business models and growth strategies;
•	Innventure’s and the Innventure Companies’ future capital requirements and sources and uses of cash;
•
sustained unfavorable economic or other conditions which could cause the need for Innventure to evaluate and potentially record additional impairment charges for all, or a portion of, its goodwill and other intangible assets;

•
Innventure’s future capital requirements and sources and uses of cash, including: (i) Innventure’s ability to obtain funding for its operations and future growth; and (ii) Innventure’s ability to continue as a going concern;

•	Innventure’s ability to maintain control over the Innventure Companies;
•
Innventure’s ability to meet the various conditions imposed by, and to satisfy its obligations to, WTI Fund X, Inc. and WTI Fund XI, Inc. (together, the “WTI Lenders”), under a term loan facility in the aggregate principal amount of up to $50,000,000 (of which, the Company has received, $20,000,000);

•
Innventure’s access to funds under the Standby Equity Purchase Agreement (the “SEPA”) entered into with YA II PN, Ltd. (“Yorkville”), dated October 24, 2023, including ownership limitations, issuances and subscriptions based on trading volumes, and Innventure’s ability to continue to access the funds available under the SEPA due to certain conditions, restrictions and limitations set forth therein and in the securities purchase agreement, dated September 15, 2025 (the “September SPA”), entered into with Yorkville;

S-vi

•	certain restrictions and limitations set forth in Innventure’s debt instruments, which may impair Innventure’s financial and operating flexibility;
•	Innventure’s and the Innventure Companies’ ability to generate liquidity and maintain sufficient capital to operate as anticipated;
•	Innventure’s and the Innventure Companies’ ability to obtain funding for their operations, future growth and to continue as going concerns;
•
the risk that the technology solutions that Innventure and the Innventure Companies license or acquire from third parties or develop internally may not function as anticipated or provide the benefits anticipated;

•	developments and projections relating to Innventure’s and the Innventure Companies’ competitors and industry;
•	the ability of Innventure and the Innventure Companies to scale the operations of their respective businesses;
•	the ability of Innventure and the Innventure Companies to establish substantial commercial sales of their products;
•	the ability of Innventure and the Innventure Companies to compete against companies with greater capital and other resources or superior technology or products;
•
Innventure and the Innventure Companies’ ability to meet, and to continue to meet, applicable regulatory requirements for the use of their respective products and the numerous regulatory requirements generally applicable to their businesses;

•	the outcome of any legal proceedings against Innventure or the Innventure Companies;
•
Innventure’s ability to find future opportunities to license or acquire breakthrough technology solutions from multinational corporations or other third parties (collectively, “Technology Solutions Providers”) and to satisfy the requirements imposed by or to avoid disagreements with its current and future Technology Solutions Providers;

•	the risk that the launch of new companies distracts Innventure’s management from its subsidiaries and their respective operations;
•	the risk that Innventure may be deemed an investment company under the Investment Company Act of 1940, which would impose burdensome compliance requirements and restrictions on its activities;
•
Innventure’s ability to sufficiently protect the intellectual property (“IP”) rights of itself and its Operating Companies, and to avoid or resolve in a timely and cost-effective manner any disputes that may arise relating to its use of the IP of third parties;

•	the risk of a cyber-attack or a failure of Innventure’s information technology and data security infrastructure;
•	geopolitical risk and changes in applicable laws or regulations, including with respect to foreign trade policy and tariffs;
•	potential adverse effects of other economic, business, and/or competitive factors;
•	operational risks related to Innventure and the Innventure Companies, which have limited or no operating history; and
•	the limited liquidity and trading of Innventure’s securities.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this prospectus supplement and the accompanying prospectus, or incorporated by reference into this prospectus supplement or the accompanying prospectus, are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable law.
S-vii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before investing in our securities. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the section entitled “Risk Factors” and the financial statements and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
The Company
We were incorporated as a Delaware corporation in 2023. Innventure founds, funds, and operates companies with a focus on transformative, sustainable technology solutions that we acquire or license from technology innovators. These technology innovators are typically multinational corporations (“MNCs”) but need not be MNCs. In connection with the founding of a new company, we look to establish a collaborative relationship with at least one MNC that (1) has expressed a need for, and an interest in using or distributing, the specific technology that we intend to commercialize and (2) that we expect will become a channel partner capable of providing a path to market adoption, distribution and/or revenue for the new company. This collaborating MNC, which we refer to as a channel partner, may be the entity from which we source the technology or it may be an unrelated entity. As owner-operators, our goal is to take what we believe to be breakthrough technologies from evaluation to scaled commercialization utilizing an approach designed to help mitigate risk in collaboration with the MNCs (our channel partner(s)) as we build disruptive companies that we believe have the potential to achieve a target enterprise value of at least $1 billion. We define “disruptive” as innovations that, in our opinion, have the ability to significantly change the way businesses, industries, markets and/or consumers operate.
Innventure has launched four such companies since its inception: PureCycle Technologies, Inc. (“PureCycle” or “PCT”) in late 2015 (NASDAQ: PCT, technology initially sourced from The Procter & Gamble Company (“P&G”)), AeroFlexx, LLC (“AeroFlexx” or “AFX”) in 2018 (technology sourced from P&G), Accelsius Holdings LLC (“Accelsius” or “ACC”) in 2022 (technology initially sourced from Nokia Corporation (“Nokia”)), and Refinity Olefins, LLC (“Refinity”) in 2024 (technology initially sourced from the VTT Technical Research Centre of Finland (“VTT”); collaboration agreement with The Dow Chemical Company (“Dow”) signed). PureCycle became a publicly traded company in 2021 and, as of the date of this prospectus supplement, Innventure no longer has an economic interest in PureCycle. We refer to AeroFlexx, Accelsius and Refinity as “Innventure Companies” and to the Innventure Companies along with those subsidiary companies that Innventure may found, fund, and operate going forward as the “Operating Companies.”
Corporate Structure
As of January 12, 2026, Innventure LLC owns 37.1% of AeroFlexx, directors, officers, employees and consultants of Innventure and AeroFlexx collectively own 12.1% of AeroFlexx and Innventus ESG Fund I, L.P. (the “ESG Fund”) owns 34.0% of AeroFlexx. Further, as of January 12, 2026, Innventure LLC owns 43.1% of Accelsius, directors, officers, employees and consultants of Innventure and Accelsius collectively own 26.7% of Accelsius, and the ESG Fund owns 3.3% of Accelsius. As of January 12, 2026, Innventure LLC owns 68.4% of Refinity Holdings, LLC (“Refinity Holdings”) and 26.3% of Refinity Holdings is collectively owned by Innventure and Refinity Holdings directors, officers, employees and consultants. Refinity Holdings owns 100% of Refinity. Innventure, through Innventure LLC as its subsidiary, economically owns 37.1%, 43.1% and 68.4% of AeroFlexx, Accelsius and Refinity Holdings, respectively, and exercises voting control over 42.3%, 58.8%, and 92.9% of AeroFlexx, Accelsius and Refinity Holdings, respectively. All the foregoing percentages are calculated using outstanding equity for each of AeroFlexx, Accelsius and Refinity Holdings as of January 12, 2026.
Following the Business Combination, the Innventure LLC Class PCTA units (the “PCTA Units”) and Class I units remain outstanding and their holders retain the limited voting rights attendant thereto with respect to matters concerning Class PCTA and Class I business. Innventure otherwise owns all of the membership interests in Innventure LLC.
Following the Business Combination, Innventure’s wholly owned subsidiaries, Innventure Management Services, LLC (“Management Services”) and Innventure GP LLC (“Innventure GP”) continue to serve as the manager and general partner, respectively, of the ESG Fund and, correspondingly, Innventure will continue to accrue management fees for providing investment management services to the ESG Fund. Following the Business Combination, the ESG Fund owns 32.5% of AeroFlexx and 4.3% of Accelsius.

The ESG Fund was formed on August 17, 2018, and commenced operations on the same day. The ESG Fund was formed to make venture capital (“VC”) investments in and contribute capital to certain Innventure Companies. Innventure’s wholly owned subsidiaries, Management Services and Innventure GP, serve as the manager and general partner, respectively, of the ESG Fund. Voting and investment power over the ESG Fund’s investments, including the AeroFlexx and Accelsius units held by the ESG Fund, is exercised by the investment committee of Management Services, which consists of Roland Austrup (Innventure’s Chief Growth Officer), Lucas Harper (Innventure’s Chief Investment Officer), and Dr. John Scott (Innventure’s Chief Strategy Officer). The Company, through Innventure LLC, earns management fees for providing investment management services to the ESG Fund.
The Business Combination
On October 24, 2023, Learn CW and Innventure LLC entered into the Business Combination Agreement with Holdco, LCW Merger Sub and Innventure Merger Sub. On September 30, 2024, the stockholders of Learn CW approved the Business Combination, and the Business Combination closed on the Closing Date. The Business Combination has been accounted for using the acquisition method of accounting. The Company determined the accounting acquirer to be Holdco. Accordingly, the Company recorded assets acquired, liabilities assumed and non-controlling interest at their acquisition date fair values and recognized goodwill.
Pursuant to the Business Combination Agreement, among other things, (i) LCW Merger Sub merged with and into Learn CW, with Learn CW as the surviving company of the LCW Merger and (ii) Innventure Merger Sub merged with and into Innventure, with Innventure LLC as the surviving entity of the Innventure Merger. Following the Mergers, each of Learn CW and Innventure LLC became a subsidiary of Holdco, and Holdco became a publicly traded company. Holdco changed its name to Innventure, Inc. in connection with the Business Combination.
Accelsius Overview
Accelsius provides a direct-to-chip liquid cooling solution for servers (and other computing devices) in data centers and edge computing locations. Accelsius aims to exploit three powerful industry trends that it believes are converging:
•
an exponential predicted increase in the thermal footprint, or thermal design power (“TDP”), of server and GPU chipsets which are now beginning to exceed the capability of the incumbent refrigerated-air cooling systems;

•	increased and unpredictable global energy costs; and
•	an increased level of commitment to environmental sustainability, including from C-suites and corporate management teams.
Reducing data center power usage is a significant opportunity to meet public ESG commitments, but the predicted increase in TDP of future servers will make this extremely challenging.
Accelsius has developed NeuCool, a direct-to-chip liquid cooling solution using a scalable closed loop two-phase system with a dielectric coolant. Liquid coolant enters an evaporator plate that is installed directly on a CPU or GPU. Heat generated by the operation of the CPU or GPU causes the liquid coolant to boil, extracting energy and generating vapor that flows away from the evaporator plate through tubing to a separate condenser, where energy is extracted and coolant vapor returns to a liquid state. The liquid coolant is pumped back through common tubing, returning to the evaporator plate and starting the process again.
AeroFlexx and Refinity Overview
AeroFlexx manufactures what we believe is one of the first flexible packages designed to function like a rigid bottle (the “pak”). The pak incorporates a proprietary integrated valve that eliminates the need for discrete closures or pumps and is intended to enhance the consumer use experience. In addition, AeroFlexx’s proprietary air-frame technology is designed to provide structural rigidity throughout the entire package lifecycle, including end of life collection and sortation.
The pak is designed to eliminate 50–70% of plastic used when compared to traditional rigid bottles and can be curbside recyclable where all plastic bottles are accepted.1 When incorporating recycled content, the pak may potentially reduce overall virgin plastic usage by up to 85%. Additionally, prior to filling, the pak is shipped in a flat format which is designed to improve freight efficiency and reduce supply chain costs and complexity.
[1]	Not recyclable in all communities. Check locally.

The AeroFlexx pak is also designed to address the challenges associated with shipping liquid products through e-commerce channels while maintaining performance in traditional brick-and-mortar retail environments. The pak has received ISTA-6 Amazon certification for both “prep-free packaging” and “ship-in-own-container” requirements. In our experience, ISTA-certified packaging may offer potential benefits including reduced product damage, lower packaging and labor costs through the elimination of additional preparation materials, and improved customer satisfaction.
AeroFlexx is headquartered in West Chester, Ohio. The company operates a 27,082-square-foot facility that currently has the initial commercial converter lines with a nameplate design capacity of over 100 million units per year, along with filling capabilities to deliver paks to customers.
Refinity intends to commercialize process technologies for converting low cost, abundant plastic waste to drop-in chemicals directly useful in and consumable by the existing petrochemical supply chain. Refinity believes that it is uniquely positioned for success because Refinity has exclusively licensed a proprietary advanced recycling process to convert minimally sorted, low-cost mixed plastic waste to drop-in chemicals, including olefin gases (e.g., ethylene and propylene) and hydrocarbon liquids (e.g., naphtha substitutes and other high value products) at yields that Refinity believes are higher than other conversion technologies. Refinity plans to target the 240 million tonnes/year of mixed plastic waste that incumbent recycling technologies cannot typically use in a cost effective and scalable way. Additionally, Innventure’s collaboration with Dow is expected to provide engineering and operations insight for Refinity’s advanced recycling process, detailed understanding of what product quality is needed to integrate with typical petrochemical plant operations, and different site and plant integration options that take advantage of existing infrastructure.
Refinity exclusively licensed the rights to novel technology for advanced recycling of mixed plastic waste from VTT. The core technology is a proprietary application of fluidized bed processes that are routinely operated in the refining industry to make transportation fuels and in the petrochemical industry to make high volume chemicals. Fluidized bed processing uses very uniform and efficient heating and short residence times to convert waste plastics into the chemicals from which those plastics were originally made. We also expect the process to use a wider range of plastic waste feedstocks than competing technologies. Using the equipment and capabilities available at VTT, Refinity plans to tune operating conditions and optimize yields for different types of plastic wastes. Refinity also expects to use the equipment for the engineering studies needed to design the first plant. Refinity is currently working with engineering firms and equipment providers to design the first demonstration scale and commercial scale plants and identify prospective sites for initial development.
Emerging Growth Company
We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012. As such, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the earlier of (1) December 21, 2026, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.235 billion or (b) in which we are deemed to be a large accelerated filer, which means the market value of shares of our Common Stock that are held by non-affiliates exceeds $700.0 million as of the prior June 30, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
Recent Developments
Accelsius Investment
On October 2, 2025, Accelsius issued and sold units of its Series B-1 Units (“Series B Units”) to Johnson Controls, Inc, a Wisconsin corporation (“JCI”), for aggregate gross proceeds of approximately $25 million. On December 29, 2025, Accelsius issued and sold Series B-1 Units to JCI and Legrand DPC, LLC, a Delaware limited liability company, for aggregate gross proceeds of approximately $40 million. Accelsius will use the proceeds from the sale of the Series B-1 Units, after deducting certain offering expenses, for general corporate purposes.

Convertible Debentures
As of January 12, 2026, approximately $6 million (in the aggregate) is outstanding under the convertible debentures issued to Yorkville pursuant to the September SPA (the “Convertible Debentures”). As of January 12, 2026, $0 is outstanding under the convertible debentures issued to Yorkville pursuant to the securities purchase agreement, dated March 25, 2025.
Corporate Information
Our principal executive office is located at 900 Tavistock Lakes Blvd, Suite 400, Orlando, Florida 32827, and our telephone number is (321) 209-6787. Our website address is www.innventure.com. The information contained on or accessible through our website is not part of this prospectus supplement, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Offering
Issuer
Innventure, Inc.
Shares of Common Stock offered by us
11,428,572 shares.
Shares of Common Stock to be outstanding immediately after this offering(1)
79,174,919 shares.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $36.7 million after deducting the Placement Agent’s commissions and estimated offering expenses. We expect to use the net proceeds from this offering to redeem the outstanding Convertible Debentures and for working capital and general corporate purposes, which may include the ability of the Company to exercise its right to receive equity in Accelsius in lieu of cash for Accelsius’ repayment of approximately $8 million principal aggregate amount of intercompany convertible debt and interest thereon. See “Use of Proceeds.”
Nasdaq Global Market Symbol
“INV”
Lock-Up Agreements
We have agreed not to for a period of 30 days without the prior written consent of the Placement Agent, (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, subject to certain exceptions.
Our officers and directors have agreed, subject to certain exceptions, for a period of 30 days from the closing of this offering, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of directly or indirectly, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock.
Risk factors
Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the information set forth in the “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference herein and therein before you decide to invest in our Common Stock.
(1)
The number of shares of Common Stock to be outstanding after this offering is based on 67,746,347 shares of Common Stock outstanding as of January 8, 2026 and excludes (i) 7,730,973 shares of Common Stock issuable upon the settlement of any securities outstanding issued pursuant to all grant, awards and payouts of the Company’s equity and other incentive-based plans as of January 8, 2026, (ii) 6,662,150 shares of Common Stock authorized and reserved for future issuance under our equity and other incentive-based plans as of January 8, 2026, (iii) 300,000 shares of Common Stock issuable upon conversion of Series C preferred stock, $0.0001 par value per share (the “Series C Preferred”), assuming a below $5 price for the shares of Common Stock on the conversion date, (iv) 66,288 shares of Common Stock issuable upon conversion of Series B preferred stock, $0.0001 par value per share (the “Series B Preferred”), assuming a below $5 price for the shares of Common Stock on the conversion date, (v) 11,240,688 shares of Common Stock issuable upon exercise of the Company’s public warrants (the “Public Warrants”), (vi) 7,146,000 shares of Common Stock issuable upon exercise of Company’s private placement warrants (the “Private Placement Warrants”), (vii) 1,000,000 shares of Common Stock issuable upon exercise of warrants issued on October 22, 2024 to the WTI Lenders (the “WTI 2024 Warrants”), assuming the WTI 2024 Warrants were exercised as of the date hereof, subject to future adjustments to the number and type of shares pursuant to the terms of the WTI 2024 Warrants, (viii) 1,586,087 shares of Common Stock issuable upon conversion of Convertible Debentures, assuming a conversion price of $3.9425 on the conversion date, (ix) 495,074 shares of Common Stock issuable upon exercise of warrants issued on April 14, 2025 to the WTI Lenders (the “WTI 2025 Warrants”), assuming the WTI 2025 Warrants were exercised as of the date hereof, subject to future adjustments to the number and type of shares pursuant to the terms of the WTI 2025 Warrants, and (x) 1,625,235 shares of Common Stock issuable upon exercise of the Series A warrants issued on October 3, 2025 (the “Series A Warrants”).

RISK FACTORS
Investing in our Common Stock involves risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 and our other filings with the SEC from time to time, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you could lose all or a part of your investment.
Risks Related to our Common Stock and this Offering
Future issuance of additional shares of the Common Stock may result in dilution and a decline in the price of our Common Stock.
In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders. We are currently authorized to issue an aggregate of 250,000,000 shares of Common Stock. As of January 8, 2026, there were 67,746,347 shares of Common Stock outstanding. In addition, as of January 8, 2026, there were 7,730,973 shares of Common Stock issuable upon the settlement of outstanding service-based restricted stock units, performance-based restricted stock units, and stock-settled performance-based awards. We may also issue additional shares of Common Stock or other securities that are convertible into or exercisable for Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of securities for capital raising purposes (including convertible debt), or for other business purposes. Such future issuances may be at prices (or exercise prices) below the offering price of the shares of Common Stock in this offering. The future issuance of any additional shares of Common Stock may result in a significant decline in the trading price of the Common Stock.
The sale of the shares offered by this prospectus supplement, or the perception that such sales may occur, could result in a significant decline in the price of our Common Stock.
If all of the shares offered by this prospectus supplement were issued and outstanding, they would represent a substantial percentage of our public float and of our outstanding shares of Common Stock. As of January 8, 2026, and after giving effect to this offering, the shares offered by this prospectus supplement would represent approximately 14% of the total number of outstanding shares of Common Stock (excluding (i) 7,730,973 shares of Common Stock issuable upon the settlement of any securities outstanding issued pursuant to all grant, awards and payouts of the Company’s equity and other incentive-based plans as of January 8, 2026, (ii) 6,662,150 shares of Common Stock authorized and reserved for future issuance under our equity and other incentive-based plans as of January 8, 2026, (iii) 300,000 shares of Common Stock issuable upon conversion of Series C Preferred, assuming a below $5 price for the shares of Common Stock on the conversion date, (iv) 66,288 shares of Common Stock issuable upon conversion of Series B Preferred, assuming a below $5 price for the shares of Common Stock on the conversion date, (v) 11,240,688 shares of Common Stock issuable upon exercise of the Public Warrants, (vi) 7,146,000 shares of Common Stock issuable upon exercise of Private Placement Warrants, (vii) 1,000,000 shares of Common Stock issuable upon exercise of WTI 2024 Warrants, assuming the WTI 2024 Warrants were exercised as of the date hereof, subject to future adjustments to the number and type of shares pursuant to the terms of the WTI 2024 Warrants, (viii) 1,586,087 shares of Common Stock issuable upon conversion of Convertible Debentures, assuming a conversion price of $3.9425 on the conversion date, (ix) 495,074 shares of Common Stock issuable upon exercise of WTI 2025 Warrants, assuming the WTI 2025 Warrants were exercised as of the date hereof, subject to future adjustments to the number and type of shares pursuant to the terms of the WTI 2025 Warrants, and (x) 1,625,235 shares of Common Stock issuable upon exercise of the Series A Warrants). Accordingly, the sale of the shares offered by this prospectus supplement, or the perception that such sales may occur, could result in a significant decline in the public trading price of our Common Stock.
If you acquire shares of our Common Stock in this offering, you may incur immediate and substantial dilution in net tangible book value of your shares.
Because the price per share of our Common Stock being offered by this prospectus supplement may be higher than the book value per share of our Common Stock, investors in this offering may suffer immediate and substantial dilution in the net tangible book value of the shares of Common Stock purchased in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution investors may incur in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds from this offering to redeem the outstanding Convertible Debentures and for working capital and general corporate purposes, which may include the ability of the Company to exercise its right to receive equity in Accelsius in lieu of cash for Accelsius’ repayment of approximately $8 million principal aggregate amount of intercompany convertible debt and interest thereon. The failure by our management to apply these funds effectively could harm our business. We may invest our cash and cash equivalents in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.
If we launch a new operating company or engage in future acquisitions, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities and subject us to other risks.
From time to time, we may launch new operating companies or evaluate various acquisitions. Launching a new operating company or consummating an acquisition may entail numerous risks, including increased operating expenses and cash requirements and the assumption of additional indebtedness or contingent liabilities. Additionally, if we undertake acquisitions, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expenses.
Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may impair our ability to raise capital.
Sales of a substantial number of shares of our common stock in the public markets could impair our ability to raise capital through the sale of additional equity securities or securities convertible into equity shares.
The price of our Common Stock may be volatile.
The market price of our Common Stock may fluctuate substantially. For example, from January 1, 2025 through December 31, 2025, the closing price of our Common Stock fluctuated between $2.36 and $13.90. The price of our Common Stock that will prevail in the market after this offering may be higher or lower than the price that you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. Stock market volatility may also adversely affect the trading price of our Common Stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.
We may not pay dividends on our shares of Common Stock.
We have not paid dividends on our shares of Common Stock to date, and we may not be in a position to pay dividends for the foreseeable future. Our ability to pay dividends with respect to the shares will depend on our ability to successfully generate earnings from operations. Further, our initial earnings, if any, will likely be retained to finance our operations. Any future dividends on the shares will depend upon our earnings, our then-existing financial requirements, and other factors, and will be at the discretion of our Board of Directors.

USE OF PROCEEDS
We estimate the net proceeds from the sale of shares of our Common Stock in this offering to be approximately $36.7 million after deducting the Placement Agent’s commissions and estimated offering expenses payable by us.
We expect to use the net proceeds from this offering to redeem the outstanding Convertible Debentures and for working capital and general corporate purposes, which may include the ability of the Company to exercise its right to receive equity in Accelsius in lieu of cash for Accelsuis’ repayment of approximately $8 million principal amount of intercompany convertible debt and interest thereon.
As of the date of this prospectus supplement, there was approximately $6 million (in the aggregate) outstanding under the Convertible Debentures. The Convertible Debentures bear interest at an annual rate of 5.0%, unless an event of default occurs and remains uncured, upon which the Convertible Debentures will bear interest at an annual rate of 18.0%. The Convertible Debentures will mature on September 15, 2026. Pursuant to Section 4(m)(iv) of the September SPA, the Company shall not, without the prior written consent of Yorkville, enter into a transaction to raise capital wherein it issues equity capital stock and receives net proceeds in excess of $20 million wherein less than 25% of the net proceeds from such offering are reserved for payment of the obligations under the Convertible Debentures, which payment shall be made promptly upon receipt of the net proceeds of such offering (unless payment is waived by Yorkville). Because this offering will result in net proceeds in excess of $20 million, we will reserve approximately $6 million for repayment of the obligations under the Convertible Debentures, which is the lesser of (i) 25% of the proceeds from this offering and (ii) the remaining outstanding aggregate principal amount of the Convertible Debentures (approximately $6 million) plus any additional amounts needed to cover all accrued and unpaid interest thereunder as of the date of such payment. We used the net proceeds from the Convertible Debentures for general corporate purposes.
Pending the application of the net proceeds as described above, we may use the net proceeds from this offering for general corporate purposes, including to invest in liquid assets that may include, but would not be limited to, short-term obligations, money market funds and guaranteed obligations of the U.S. government.

DILUTION
If you acquire shares of our Common Stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. Our historical net tangible book value of Common Stock as of September 30, 2025 was $(82.8) million, or $(1.47) per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of Common Stock outstanding.
After giving effect to conversion of approximately $26.1 million aggregate principal amount of the Convertible Debentures by Yorkville from September 30, 2025 to the date hereof, our pro forma net tangible book value as of September 30, 2025 would have been approximately $(56.7) million, or $(1.01) per share of Common Stock.
Dilution per share represents the difference between the public offering price per share of our Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock included in this offering after giving further effect to this offering. After giving further effect to the sale of all of the shares of our Common Stock offered in this offering at a price of $3.50 per share, and after deducting the Placement Agent’s commissions and our offering expenses in connection with this offering, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $(20.1) million, or approximately $(0.30) per share of Common Stock. This change represents an immediate increase in the net tangible book value of $0.71 per share of Common Stock to our existing stockholders and an immediate and substantial dilution in net tangible book value of $3.80 per share of Common Stock to new investors. The following table illustrates this per share dilution:

Public offering price per share		$3.50
Net tangible book value per share as of September 30, 2025	$(1.47)
Pro forma net tangible book value per share after giving effect to the pro forma adjustment described above	$(1.01)
Increase in pro forma net tangible book value per share after this offering	$0.71
Pro forma as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering		$(0.30)
Dilution per share to new investors		$3.80

The above information is based on 56,220,158 shares of Common Stock outstanding as of September 30, 2025 and excludes (i) 7,261,785 shares of Common Stock issuable upon the settlement of any securities outstanding issued pursuant to all grant, awards and payouts of the Company’s equity and other incentive-based plans as of September 30, 2025, (ii) 4,579,834 shares of Common Stock authorized and reserved for future issuance under our equity and other incentive-based plans as of September 30, 2025, (iii) 300,000 shares of Common Stock issuable upon conversion of Series C Preferred, assuming a below $5 price for the shares of Common Stock on the conversion date, (iv) 66,288 shares of Common Stock issuable upon conversion of Series B Preferred, assuming a below $5 price for the shares of Common Stock on the conversion date, (v) 11,240,688 shares of Common Stock issuable upon exercise of the Public Warrants, (vi) 7,146,000 shares of Common Stock issuable upon exercise of Private Placement Warrants, (vii) 1,000,000 shares of Common Stock issuable upon exercise of WTI 2024 Warrants, assuming the WTI 2024 Warrants were exercised as of the date hereof, subject to future adjustments to the number and type of shares pursuant to the terms of the WTI 2024 Warrants, (viii) 1,586,087 shares of Common Stock issuable upon conversion of Convertible Debentures, (ix) 495,074 shares of Common Stock issuable upon exercise of WTI 2025 Warrants, assuming the WTI 2025 Warrants were exercised as of the date hereof, subject to future adjustments to the number and type of shares pursuant to the terms of the WTI 2025 Warrants, and (x) 1,625,235 shares of Common Stock issuable upon exercise of the Series A Warrants.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
General
The following is a summary of certain U.S. federal income tax considerations related to the ownership and disposition of our Common Stock by a non-U.S. holder, as defined below, that acquires our Common Stock pursuant to this offering. This discussion assumes that a non-U.S. holder will hold our Common Stock issued pursuant to this offering as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances and does not purport to be a complete analysis of all the potential tax considerations relating thereto. In addition, this discussion does not address (i) other U.S. federal tax laws, such as estate and gift tax laws, (ii) state, local or non-U.S. tax consequences, (iii) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, broker-dealers, traders in securities, grantor trusts, personal holding companies, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, persons deemed to sell our Common Stock under the constructive sale provisions of the Code, persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other passthrough entities (or an investor in such entities or arrangements), pension plans, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds or U.S. expatriates and former long-term residents of the United States, (iv) the special tax rules that may apply to an investor that acquires, holds or disposes of our Common Stock as part of a straddle, hedge, constructive sale, conversion or other integrated or risk reduction transaction or (v) the impact, if any, of the alternative minimum tax or the Medicare tax imposed on net investment income.
This summary is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”) all as in effect on the date of this prospectus supplement and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.
As used in this discussion, the term “U.S. person” means a person that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person. As used in this summary, the term “non-U.S. holder” means a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. person.
The tax treatment of a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the ownership and disposition of our Common Stock.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK BY NON-U.S. HOLDERS. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY APPLICABLE TAX TREATY.

Distributions on Common Stock
If we pay cash or distribute property to holders of shares of Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain from the sale or exchange of the Common Stock and will be treated as described under “— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.
Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of an applicable tax treaty withholding rate generally will be required to (i) duly complete and execute an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form of the foregoing) and certify under penalties of perjury that such holder is not a U.S. person and is eligible for the benefits of the applicable tax treaty or (ii) if our Common Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. These forms may need to be periodically updated.
A non-U.S. holder eligible for a reduced rate of withholding of U.S. federal income tax pursuant to an income tax treaty may be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).
Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally are subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a U.S. person and are not subject to withholding of U.S. federal income tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements (generally by providing a duly completed and executed IRS Form W-8ECI (or any successor form thereof)). Any such effectively connected dividends (and, if required, dividends attributable to a U.S. permanent establishment or fixed base) received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the summary below regarding backup withholding and FATCA, any gain recognized by a non-U.S. holder on a sale or other taxable disposition of our Common Stock generally will not be subject to U.S. federal income tax, unless:
(i)
the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder);

(ii)
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

(iii)
we are or have been a United States real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the Common Stock.

Any gain recognized by a non-U.S. holder that is described in clause (i) of the preceding paragraph generally will be subject to U.S. federal income tax at the income tax rates generally applicable to a U.S. person, and such non-U.S. holder will be required to file a U.S. federal income tax return. Any gain of a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes that is described in clause (i) above may also be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder that is described in clause (ii) of such paragraph generally will be subject to a flat 30% tax (or a lower applicable tax treaty rate) on the U.S.-source capital gain derived from the disposition, which may be offset by U.S.-source capital losses validly claimed during the taxable year of the disposition. With respect to clause (iii) of the preceding paragraph, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we are not currently and will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is regularly traded, as defined by applicable Treasury regulations, on an established securities market and such non-U.S. holder has held at all times during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period, actually or constructively, 5% or less of our Common Stock. If a non-U.S. holder holds or held (at any time during the relevant period) more than 5% of our Common Stock and if we were a USRPHC at any time during the relevant period, such non-U.S. holder generally will be subject to U.S. federal income tax on the net gain derived from a taxable disposition at the income tax rates generally applicable to a U.S. person. Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules, as well as any income tax treaty in their particular circumstances.
Information Reporting and Backup Withholding
We generally must report annually to the IRS and to each non-U.S. holder of our Common Stock the amount of dividends paid to such holder on our Common Stock, the tax, if any, withheld with respect to those dividends and such holder’s name and address. Copies of the information returns reporting those dividends and withholding taxes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our Common Stock to or through the U.S. office (and in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a U.S. person.
Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax, currently at a rate of 24%, on reportable payments with respect to our Common Stock. A non-U.S. holder generally may eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 (or any successor form of the foregoing), or by otherwise establishing an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.
FATCA
The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends and gross proceeds from the sale or other disposition of certain securities producing such U.S.-source dividends, including our Common Stock, made to (i) “foreign financial institutions” (as defined therein) unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Additionally, in order to be treated as FATCA compliant, a non-U.S. holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect United States owners. Proposed Treasury regulations have been issued that would eliminate withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final regulations are issued or the proposed regulations are withdrawn. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

PLAN OF DISTRIBUTION
We are offering up to 11,428,572 shares of Common Stock for gross proceeds of up to $40 million before deduction of placement agent fees and offering expenses, in a best efforts offering.
Pursuant to a placement agency agreement, dated as of January 12, 2026, we have engaged Titan Partners Group LLC, a division of American Capital Partners, LLC, to act as our exclusive Placement Agent (“Titan” or the “Placement Agent”) to solicit offers to purchase the securities offered by this prospectus supplement. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. There is no minimum amount of proceeds that is a condition to closing of this offering. Investors shall rely solely on this prospectus supplement in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.
The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.
We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. Delivery of the shares offered hereby is expected on or about January 14, 2026 against payment in immediately available funds and subject to customary closing conditions.
Placement Agent Fees, Commissions and Expenses
Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the placement agency agreement, we will agree to reimburse the Placement Agent for certain accountable expenses of the Placement Agent payable by us, in an aggregate amount not to exceed $100,000. The placement agency agreement, however, will provide that in the event this offering is terminated, the Placement Agent will only be entitled to the reimbursement of accountable expenses actually incurred in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(g)(5)(A).
The following table shows the offering price, placement agent fees, before expenses, to us.

	Per share	Total
Offering price	$3.500	$40,000,002.00
Placement agent fees (7.0%)	$0.245	$2,800,000.14
Proceeds, before expenses, to us	$3.255	$37,200,001.86

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees and expenses, will be approximately $450,000, all of which are payable by us. This figure does not include, among other things, the Placement Agent’s fees and expenses (including the legal fees, costs and expenses for the Placement Agent’s legal counsel) up to $100,000.
Lock-Up Agreements
Pursuant to the securities purchase agreement with investors, we have agreed for a period of 30 days without the prior written consent of the Placement Agent, not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, subject to certain exceptions.
Our executive officers and directors, have agreed to a 30-day “lock-up” with respect to shares of our Common Stock and other of our securities such parties beneficially own, including securities that are convertible into shares of our Common Stock and securities that are exchangeable or exercisable for shares of our Common Stock, subject to certain exceptions. This means that, subject to certain exceptions, for a period of 30 days following the date of the placement agency agreement, such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such persons or any of their affiliates), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any such securities without the prior written consent of Titan.
Indemnification
We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.
Determination of Offering Price
The actual offering price of the securities we are offering was negotiated between us, the Placement Agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agent’s website or our website and any information contained in any other websites maintained by the Placement Agent or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as the Placement Agent, and should not be relied upon by investors.
Certain Relationships
The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.
Listing
Our Common Stock is listed for trading on the Nasdaq Global Market under the symbol “INV.”
Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Placement Agent is not required to comply with the disclosure requirements of NI 33-105 regarding placement agent conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.
provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (1) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (2) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities offered hereby has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Israel
The securities offered hereunder may not be offered or sold to the public in Israel absent the publication of a prospectus that has been approved by the Israel Securities Authority (the “ISA”). This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the ISA and the securities offered hereunder have not been registered for sale in Israel. In Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law;
(iv)	as specified in Section 276(7) of the SFA; or
(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
United Arab Emirates
The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the securities or the offering do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the securities or the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.
United Kingdom
In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any securities at any time under the following exemptions under the UK Prospectus Regulation:
•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA.
provided that no such offer of the securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.

LEGAL MATTERS
The validity of the issuance of the shares offered by this prospectus supplement will be passed upon for us by Jones Day. Titan Partners Group LLC, a division of American Capital Partners, LLC, is being represented in connection with this offering by Sullivan & Worcester LLP.

EXPERTS
The consolidated financial statements of Innventure, Inc. (the “Company”) as of December 31, 2024 (“Successor”) and 2023 (“Predecessor”) and for the period from October 2, 2024 to December 31, 2024 (“Successor”) and the periods from January 1, 2024 to October 1, 2024 (“Predecessor”) and for the year ended December 31, 2023 (“Predecessor”), incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

PROSPECTUS

$200,000,000

Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Debt Securities
Purchase Contracts
Units

of
INNVENTURE, INC.
We may offer and sell from time to time shares of our common stock, preferred stock, depositary shares, warrants, subscription rights, debt securities and purchase contracts, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $200,000,000.
We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.
We may offer our securities through agents, underwriters or dealers or directly to investors. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale. In addition, the underwriters, if any, may over-allot a portion of the securities.
Our common stock, par value $0.0001 per share (“Common Stock”), is listed on the Nasdaq Global Market (“NASDAQ”) under the symbol “INV.” On December 22, 2025, the last reported sales price of our Common Stock was $4.35 per share. None of the other securities that we may offer under this prospectus are currently publicly traded.
We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.
Investing in our securities is highly speculative and involves a high degree of risk. Please read carefully the section titled “Risk Factors” beginning on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $200,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
On October 2, 2024 (the “Closing Date” or “Closing”), Learn CW Investment Corporation, a Cayman Islands exempted company (both prior to and after the Closing Date, “Learn CW”) and Innventure LLC, a Delaware limited liability company (“Innventure LLC”), consummated the previously announced business combination (“Business Combination”) with Learn SPAC HoldCo, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Learn CW (“Holdco”), LCW Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Holdco (“LCW Merger Sub”), and Innventure Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Holdco (“Innventure Merger Sub”). Following the Closing, each of Learn CW and Innventure LLC are subsidiaries of Holdco, and Holdco became a publicly traded company. At the Closing, Holdco changed its name to “Innventure, Inc.” Innventure, Inc.’s Common Stock is listed on NASDAQ under the symbol “INV”.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Innventure,” “we,” “us,” “our” and similar terms refer to Innventure, Inc. (f/k/a Learn SPAC HoldCo, Inc.) and its consolidated subsidiaries.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is www.sec.gov.
We make available, free of charge, on our website at www.innventure.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site, other than documents we file with the SEC that are incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated. We do not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to item 2.02 or item 7.01 of our current reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025; and
•
The description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, as amended by any subsequent amendments and reports filed for the purpose of updating that description.

You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address:
Innventure, Inc.
6900 Tavistock Lakes Boulevard, Suite 400
Orlando, Florida 32827
(321) 209-6787
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (the “Securities Act”) covering the securities to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices referred to above. Any statement made in this prospectus or any applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus and any accompanying prospectus supplement or incorporated by reference into this prospectus and any accompanying prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements other than those of historical fact, including statements about the Company’s business model, the financial condition, results of operations, earnings outlook and its Operating Companies’ (as defined below) prospects. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “will,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this prospectus. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The risks and uncertainties include, but are not limited to, those factors discussed and identified in other public filings made with the SEC by the Company and the following:
•
expectations regarding Innventure’s and the Innventure Companies’ (as defined below) ability to execute on strategies and achieve future financial performance, including their respective future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Innventure’s ability to invest in growth initiatives;

•	the implementation, market acceptance and success of Innventure’s and the Innventure Companies’ business models and growth strategies;
•	Innventure’s and the Innventure Companies’ future capital requirements and sources and uses of cash;
•
sustained unfavorable economic or other conditions which could cause the need for Innventure to evaluate and potentially record additional impairment charges for all, or a portion of, its goodwill and other intangible assets;

•
Innventure’s future capital requirements and sources and uses of cash, including: (i) Innventure’s ability to obtain funding for its operations and future growth; and (ii) Innventure’s ability to continue as a going concern;

•	Innventure’s ability to maintain control over the Innventure Companies;
•
Innventure’s ability to meet the various conditions imposed by, and to satisfy its obligations to, WTI Fund X, Inc. and WTI Fund XI, Inc., under a term loan facility in the aggregate principal amount of up to $50,000,000 (of which, the Company satisfied the conditions necessary to receive, and has received, $20,000,000);

•
Innventure’s access to funds under the Standby Equity Purchase Agreement (the “SEPA”) entered into with YA II PN, Ltd. (“Yorkville”), dated October 24, 2023, including ownership limitations, issuances and subscriptions based on trading volumes, and Innventure’s ability to continue to access the funds available under the SEPA due to certain conditions, restrictions and limitations set forth therein and in the securities purchase agreement, dated September 15, 2025, entered into with Yorkville;

•	certain restrictions and limitations set forth in Innventure’s debt instruments, which may impair Innventure’s financial and operating flexibility;
•	Innventure’s and the Innventure Companies’ ability to generate liquidity and maintain sufficient capital to operate as anticipated;

•	Innventure’s and the Innventure Companies’ ability to obtain funding for their operations, future growth and to continue as going concerns;
•
the risk that the technology solutions that Innventure and the Innventure Companies license or acquire from third parties or develop internally may not function as anticipated or provide the benefits anticipated;

•	developments and projections relating to Innventure’s and the Innventure Companies’ competitors and industry;
•	the ability of Innventure and the Innventure Companies to scale the operations of their respective businesses;
•	the ability of Innventure and the Innventure Companies to establish substantial commercial sales of their products;
•	the ability of Innventure and the Innventure Companies to compete against companies with greater capital and other resources or superior technology or products;
•
Innventure and the Innventure Companies’ ability to meet, and to continue to meet, applicable regulatory requirements for the use of their respective products and the numerous regulatory requirements generally applicable to their businesses;

•	the outcome of any legal proceedings against Innventure or the Innventure Companies;
•
Innventure’s ability to find future opportunities to license or acquire breakthrough technology solutions from multinational corporations or other third parties (collectively, “Technology Solutions Providers”) and to satisfy the requirements imposed by or to avoid disagreements with its current and future Technology Solutions Providers;

•	the risk that the launch of new companies distracts Innventure’s management from its subsidiaries and their respective operations;
•	the risk that Innventure may be deemed an investment company under the Investment Company Act of 1940, which would impose burdensome compliance requirements and restrictions on its activities;
•
Innventure’s ability to sufficiently protect the intellectual property (“IP”) rights of itself and its Operating Companies, and to avoid or resolve in a timely and cost-effective manner any disputes that may arise relating to its use of the IP of third parties;

•	the risk of a cyber-attack or a failure of Innventure’s information technology and data security infrastructure;
•	geopolitical risk and changes in applicable laws or regulations, including with respect to foreign trade policy and tariffs;
•	potential adverse effects of other economic, business, and/or competitive factors;
•	operational risks related to Innventure and the Innventure Companies, which have limited or no operating history; and
•	the limited liquidity and trading of Innventure’s securities.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this prospectus and any accompanying prospectus supplement or incorporated by reference into this prospectus and any accompanying prospectus supplement are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

OUR BUSINESS
We were incorporated as a Delaware corporation in 2024. Innventure founds, funds, and operates companies with a focus on transformative, sustainable technology solutions that we acquire or license from technology innovators. Innventure has launched four such companies since its inception: PureCycle Technologies, Inc. (“PureCycle”) in late 2015, AeroFlexx, LLC (“AeroFlexx”) in 2018, Accelsius Holdings LLC (“Accelsius”) in 2022, and Refinity Olefins, LLC (“Refinity”) in 2024. PureCycle became a publicly traded company in 2021 and, as of the date of this prospectus, Innventure no longer has an economic interest in PureCycle. We refer to AeroFlexx, Accelsius and Refinity as “Innventure Companies” and to the Innventure Companies along with those subsidiary companies that Innventure may found, fund, and operate going forward as the “Operating Companies.”
Our principal executive office is located at 900 Tavistock Lakes Blvd, Suite 400, Orlando, Florida 32827, and our telephone number is (321) 209-6787. Our website address is www.innventure.com. Information contained on or accessible through our website is not a part of this prospectus other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider any risk factors contained in any applicable prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and any material changes to those risk factors set forth in a Quarterly Report on Form 10-Q. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS
Unless otherwise indicated in any applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of our securities to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our Operating Companies. Pending any specific application, we may invest net proceeds in short-term marketable securities or apply them to the reduction of short-term debt.

DESCRIPTION OF CAPITAL STOCK
We are authorized to issue 250,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.0001 per share. Of the 25,000,000 shares of preferred stock, 3,000,000 shares are designated as “Series B Preferred Stock” and 5,000,000 shares are designated as “Series C Preferred Stock.” As of December 22, 2025, 67,743,847 shares of Common Stock were issued and outstanding, 33,144 shares of Series B Preferred Stock were issued and outstanding, and 150,000 shares of Series C Preferred Stock were issued and outstanding.
Common Stock
This section describes the general terms and provisions of our Common Stock. For more detailed information you should refer to our Amended and Restated Certificate of Incorporation “(A&R Certificate of Incorporation”) and By-laws (the “Bylaws”), copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.
Each share of Common Stock shall entitle the record holder to one (1) vote per share on all matters submitted to a vote of stockholders. The holders of shares of Common Stock shall not have cumulative voting rights. Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors or any other series of preferred stock having liquidation preferences, if any, the holders of Common Stock will be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of Common Stock do not have preemptive, subscription, redemption or conversion rights. Common Stock will not be subject to further calls or assessment by the Company. There will be no redemption or sinking fund provisions applicable to the Common Stock. All shares of Common Stock currently outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of Common Stock will be subject to those of the holders of any series of the Company’s preferred stock that the Company may authorize and issue in the future, the Series B Preferred Stock and the Series C Preferred Stock.
When a quorum is present at any meeting of stockholders, any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by the affirmative vote of the holders of a majority of votes cast (excluding abstentions and broker non-votes) on such matter, unless a different or minimum vote is required by law. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast will be sufficient to elect such directors.
Preferred Stock
This section describes the general terms and provisions of our preferred stock. For more detailed information, you should refer to the A&R Certificate of Incorporation and our Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.
After the designation of the Series B Preferred Stock and the Series C Preferred Stock, 17,000,000 authorized shares of preferred stock remain available for the creation and issuance of one or more additional series of preferred stock by the Company’s Board of Directors (the “Board”). Unless required by law or by applicable stock exchange rule, the remaining authorized shares of preferred stock will be available for issuance without further action by you. The Board is authorized to fix from time to time before issuance the number of preferred shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:
•	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
•	the voting powers, if any, and whether such voting powers are full or limited in such series;
•	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
•	whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;
•	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

•
the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

•	the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;
•	the provisions, if any, of a sinking fund applicable to such series;
•	any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof; and
•
all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such preferred stock (collectively, a “Preferred Stock Designation”).

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of Common Stock might believe to be in their best interests or in which the holders of Common Stock might receive a premium for their Common Stock over its market price. Additionally, the issuance of preferred stock may adversely affect the rights of holders of Common Stock by restricting dividends on Common Stock, diluting the voting power of Common Stock or subordinating the liquidation rights of Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Common Stock.
Dividends
The Delaware General Corporation Law, as amended (the “DGCL”), permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the Board. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock (including the Series B Preferred Stock and the Series C Preferred Stock) or any class or series of stock having a preference senior to or the right to participate with the Common Stock with respect to the payment of dividends (and other distributions of cash, stock or property), such holders of Common Stock shall be entitled to the payment of dividends (and other distributions of cash, stock or property) ratably in proportion to the number of shares held by each such stockholder when, as and if declared by the Board in its discretion from time to time in accordance with applicable law.
Innventure has no current plans to pay dividends on the Common Stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, Innventure’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant. Because Innventure is a holding company with no direct operations, Innventure will only be able to pay dividends from funds it receives from its subsidiaries.
Annual Stockholder Meetings
The Bylaws provide that annual stockholder meetings will be held at such date, time and place, if any, as determined by the Board. The Board may also determine that a meeting of stockholders be held by means of remote communication as authorized by and in accordance with the DGCL.
Anti-Takeover Effects of Innventure’s A&R Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law
The A&R Certificate of Incorporation and Bylaws contain, and the DGCL contains, provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce Innventure’s vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire Innventure. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of Innventure by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
The Board may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of Innventure or the removal of Innventure’s management. Moreover, Innventure’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Innventure by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Innventure’s management and possibly deprive Innventure’s stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.
Classified Board of Directors
Innventure’s directors, other than those who may be elected by the holders of any future series of preferred stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. At any meeting of stockholders at which directors are to be elected, the number of directors elected may not exceed the greatest number of directors then in office in any class of directors. The directors first elected to Class I held office for a term that expired at the annual meeting of stockholders held in 2025 and will hold office for a term expiring at the annual meeting of stockholders to be held in 2028; the directors first elected to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2026; and the directors first elected to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2027, with the members of each class to hold office until their successors are elected and qualified.
At each succeeding annual meeting of the stockholders of Innventure, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified. Subject to the rights, if any, of the holders of any future series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation, directors may be elected by the stockholders only at an annual meeting of stockholders.
Removal of Directors; Vacancies
Subject to the rights of the holders of any series of preferred stock then outstanding, for as long as this A&R Certificate of Incorporation provides for a classified board of directors, any director may otherwise be removed only for cause by an affirmative vote of at least two-thirds of the total voting power of all the outstanding shares of capital stock of Innventure entitled to vote generally in the election of directors, voting together as a single class, at a meeting duly called for that purpose. Vacancies on the Board will be able to be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
Special Stockholder Meetings
Subject to the special rights of the holders of one or more series of preferred stock, special meetings of the stockholders of Innventure may be called, for any purpose or purposes, at any time only by or at the direction of the Board, the chairperson of the Board, the Chief Executive Officer, or President.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting, a stockholder must comply with advance notice requirements and provide Innventure with certain information. Generally, to be timely, a stockholder’s notice relating to any nomination or other business to be brought before an annual meeting of stockholders must be delivered to the Secretary at Innventure’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders. The Bylaws will also specify requirements as to the form and content of a stockholder’s notice.
These notice provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Innventure.
Stockholder Action by Written Consent
Any action required or permitted to be taken by the stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by consent of the stockholders in lieu of a meeting. However, any action required or permitted to be taken by the holders of any series of preferred stock (including the Series B Preferred Stock and Series C Preferred Stock), voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting to the extent expressly provided by the applicable Preferred Stock Designation.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, Innventure’s stockholders will have appraisal rights in connection with a merger or consolidation of Innventure. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery (the “Chancery Court”) of the State of Delaware.
Stockholders’ Derivative Actions
Under the DGCL, any of Innventure’s stockholders may bring an action in Innventure’s name to procure a judgment in Innventure’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Innventure’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Amendment of the A&R Certificate of Incorporation
The A&R Certificate of Incorporation provides that, in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of preferred stock, the affirmative vote of at least two-thirds of the outstanding shares entitled to vote generally in the election of directors will be required to amend or repeal any provision thereof. The A&R Certificate of Incorporation also provides that, notwithstanding the foregoing, the affirmative vote of at least a majority of the then outstanding shares entitled to vote generally in the election of directors will be required to amend or repeal the provisions thereof relating to Innventure’s name, registered address or agent, or purpose.
Amendment of the Bylaws
The Bylaws provide that the Board is empowered to adopt, amend or repeal the bylaws, and further provide that the stockholders also have the power to adopt, amend or repeal the bylaws, provided that such action by the stockholders will require the affirmative vote of at least two-thirds of the voting power of the outstanding shares of Innventure entitled to vote generally in the election of directors.
Exclusive Forum Selection
The A&R Certificate of Incorporation provides that, unless Innventure consents in writing to the selection of an alternative forum, (a) the Chancery Court will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of Innventure, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of Innventure to Innventure or to Innventure’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or the A&R Certificate of Incorporation or (iv) any action, suit or proceeding asserting a claim against Innventure governed by the internal affairs doctrine; and (b) subject to the preceding provisions, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the Chancery Court (a “A&R Certificate of Incorporation Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) above and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the A&R Certificate of Incorporation Foreign Action as agent for such stockholder. Any person purchasing or otherwise acquiring any interest in any security of Innventure will be deemed to have notice of and consented to the foregoing exclusive forum provisions. Notwithstanding the foregoing, such provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
The A&R Certificate of Incorporation contains provisions that limit the liability of Innventure’s directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, Innventure’s directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, provided that our certificate of incorporation will not limit the liability of:
•	a director or officer for any breach of their duty of loyalty to our company or our stockholder;
•	a director or officer for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	a director for unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the DGCL;
•	a director or officer for any transaction from which they derived an improper personal benefit; or
•	an officer in any action by or in the right of Innventure.
The Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Innventure pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
The limitation of liability, advancement and indemnification provisions in the A&R Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Innventure and its stockholders. In addition, your investment may be adversely affected to the extent Innventure pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Listing
Our Common Stock is quoted on the Nasdaq Global Market under the symbol “INV.”

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares representing fractional shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The particular terms of the depositary shares, including the fraction of a share of preferred stock that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered, will be described in the applicable prospectus supplement.
The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the shares of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.
The following description is a general summary of some common provisions of a depositary agreement and the related depositary receipts. The description below and in any prospectus supplement does not include all of the terms of the depositary agreement and the related depositary receipts. Copies of the form of depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the depositary agreement and the related depositary receipts, see “Where You Can Find Additional Information.”
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by this holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this preferred stock.

Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•
there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding-up of the Company and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer, tax and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of preferred stock.
Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and the successor’s acceptance of this appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of Common Stock, preferred stock, depositary shares, or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.
Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find Additional Information.”
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the debt securities purchasable upon exercise of the warrants;
•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;
•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;
•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•	information relating to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.

Stock and Depositary Share Warrants
The prospectus supplement relating to a particular issue of warrants to issue Common Stock, preferred stock or depositary shares will describe the terms of the common stock warrants, preferred stock warrants and depositary share warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the Common Stock, preferred stock or depositary shares purchasable upon exercise of the warrants;
•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of shares of Common Stock, preferred stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of Common Stock, preferred stock or depositary shares or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our Common Stock, preferred stock, depositary shares or debt securities, the holder will not have any rights as a holder of our Common Stock, preferred stock, depositary shares or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue to our securityholders subscription rights to purchase our Common Stock, preferred stock, depositary shares or debt securities. The following description sets forth certain general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The particular terms of the subscription rights and the extent, if any, to which the general terms and provisions may apply to the subscription rights so offered will be described in the applicable prospectus supplement.
Subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the securityholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering, or offer these securities to other parties who are not our securityholders. A copy of the form of subscription rights certificate will be filed with the SEC each time we issue subscription rights, and you should read that document for provisions that may be important to you. For more information on how you can obtain a copy of any subscription rights certificate, see “Where You Can Find Additional Information.”
The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:
•	the exercise price for the subscription rights;
•	the number of subscription rights issued to each securityholder;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;
•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

DESCRIPTION OF DEBT SECURITIES
The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.
The debt securities will be issued under an indenture to be entered into between us and a trustee to be named in a prospectus supplement. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find Additional Information.”
Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to “we,” “our” and “us” in this section, we mean Innventure, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness.
The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.
Unless otherwise specified in the applicable prospectus supplement, the indenture will not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.
We will not be obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.
We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title of debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;
•	any limit on the aggregate principal amount of the series of debt securities;
•	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;
•	the date or dates on which the principal on the series of debt securities is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the right, if any, to extend the interest periods and the duration of that extension;
•	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;
•	the terms and conditions upon which the debt securities may be redeemed;
•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;
•
the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the debt securities will be made if other than U.S. dollars;
•	any provisions relating to any security provided for the debt securities;
•
any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);
•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than those, if any, appointed in the indenture; and

•	any provisions relating to conversion of the debt securities.
The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.
In addition, the indenture will not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of Common Stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any redemption of debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

•
register the transfer of or exchange any debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•	be registered in the name of a depositary that we will identify in a prospectus supplement;
•	be deposited with the trustee as custodian for the depositary or its nominee; and
•	bear any required legends.
No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or
•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.
As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to physical delivery of certificated debt securities; and
•	will not be considered to be holders of those debt securities under the indenture.
Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agent
The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.
We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
Subject to any applicable abandoned property law, all monies paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Consolidation, Merger and Sale of Assets
Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:
•	the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;
•	the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;
•
immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

•	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.
In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.
Events of Default
Event of default means, with respect to any series of debt securities, any of the following:
•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;
•	default in the payment of principal of, or premium on, any debt security of that series when due and payable;
•	failure on our part to comply with the covenant described under “—Consolidation, Merger and Sale of Assets”;
•	default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and
•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.
The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to the trustee against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.
The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:
•	cure any ambiguity, defect or inconsistency;
•
conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

•	provide for the issuance of additional debt securities;
•
provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Merger, Consolidation, or Sale of Assets” of the indenture is complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;
•	add guarantees with respect to the debt securities;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	secure the debt securities;
•	add or appoint a successor or separate trustee;
•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or
•	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:
•
reduce the principal amount or any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

•	change the place of payment or currency in which principal, any premium or interest is paid;
•	impair the right to institute suit for the enforcement of any payment on the debt securities;
•	waive a payment default with respect to the debt securities;
•	reduce the interest rate or extend the time for payment of interest on the debt securities;
•	make any change to the amendment and modification provisions in the indenture; or
•
reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture will provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture will provide that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

•
delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Common Stock or other securities at a future date or dates. The price per security of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and those payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.
The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.
The prospectus supplement relating to any particular issuance of purchase contracts will describe the terms of the purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts, which will be filed with the SEC each time we issue purchase contracts. U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find Additional Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States:
•	through underwriters or dealers;
•	directly to purchasers;
•	in a rights offering;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	through agents;
•	through a combination of any of these methods; or
•	through any other method permitted pursuant to applicable law.
Any applicable prospectus supplement will include the following information:
•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.
If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in any applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In any applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities and we will describe any commissions payable to the agent. Unless we inform you otherwise in any applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in any applicable prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in any applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
Delayed Delivery Contracts
If we so indicate in any applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in any applicable prospectus supplement. Any applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform other services for us in the ordinary course of their businesses.

LEGAL MATTERS
Jones Day will pass upon certain legal matters for us in connection with the securities offered hereby. Any underwriters may be advised about legal matters by their own counsel, who will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Innventure, Inc. (the “Company”) as of December 31, 2024 (“Successor”) and 2023 (“Predecessor”) and for the period from October 2, 2024 to December 31, 2024 (“Successor”) and the periods from January 1, 2024 to October 1, 2024 (“Predecessor”) and for the year ended December 31, 2023 (“Predecessor”), incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

11,428,572 Shares

Common Stock
PROSPECTUS SUPPLEMENT
Sole Placement Agent
Titan Partners
January 12, 2026